Exhibit 5.1

March 13, 2014
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, Colorado 80120
Ladies and Gentlemen:
We have acted as counsel to Thompson Creek Metals Company Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration and sale by the Company from time to time of:

(a)	common shares, no par value, of the Company (“Common Stock”),

(b)	first preferred shares, no par value, of the Company (“Preferred Stock”),

(c)	depositary shares each representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”);

(c)	one or more series of debt securities of the Company (“Debt Securities”),

(d)	guarantees of the Debt Securities (“Guarantees”) by certain subsidiaries of the Company named in the Registration Statement (the “Guarantors”),

(e)	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”),

(f)	stock purchase contracts for the purchase of Common Stock (“Stock Purchase Contracts”), and

(g)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties (“Stock Purchase Units”).

Thompson Creek Metals Company Inc.
March 13, 2014

The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.”
The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplements. We understand that, prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendments to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplements as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.
In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Debt Securities and Guarantees will be issued in one or more series pursuant to an Indenture dated as of May 11, 2012, as supplemented by the First Supplemental Indenture dated May 11, 2012, among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which have been incorporated by reference as Exhibits 4.1 and 4.2 to the Registration Statement (the “Indenture”), (b) any Warrants will be issued pursuant to one or more warrant agreements (each as “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, and (c) any Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into among the Company and a financial institution identified therein as the purchase unit agent (the “Purchase Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.
As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the applicable board of directors (or equivalent thereof) (a “Board”) or a duly constituted and acting committee thereof or, in the case of Guarantees that may be issued by the Guarantors, certain officers of the applicable Guarantor authorized by the applicable Board or a duly constituted and acting committee thereof, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.
In our capacity as counsel to the Company in connection with the preparation and filing of the Registration Statement, we have examined originals, or copies certified or otherwise identified, of (a) the Notice of Articles of the Company dated October 21, 2013, the Certificate of Continuation of the Company dated July 29, 2008, and the Articles of Continuance of the Company dated July 21, 2008, (b) the Indenture, (c) the certificates of incorporation or formation, bylaws and limited liability company agreements, as applicable, of each of Langeloth Metallurgical Company, LLC, a Colorado limited liability company, Mt. Emmons Moly

Thompson Creek Metals Company Inc.
March 13, 2014

Company, a Colorado corporation, Thompson Creek Metals Company USA, a Colorado corporation, and Thompson Creek Mining Co., a Colorado corporation (collectively, the “Colorado Guarantors”), (d) corporate records of the Company and the Colorado Guarantors, including minute books of the Company and the Colorado Guarantors, as furnished to us by the Company and the Colorado Guarantors, (e) certificates of public officials and of representatives of the Company and the Colorado Guarantors, (f) statutes, and (g) other instruments and documents as a basis for the opinions hereinafter expressed.
We are not admitted to admitted or qualified to practice law in the State of Nevada or the Provinces of British Columbia, Canada or Yukon, Canada. Therefore, we have relied on the opinions of Brownstein Hyatt Farber & Schreck, LLP with respect to matters governed by the laws of the State of Nevada, Goodmans with respect to matters governed by the laws of British Columbia, Canada, and Lackowicz & Hoffman LLP with respect to matters governed by the laws of Yukon, Canada.
In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraph 1 below, the Company and any Guarantors, as applicable, will have complied with the terms and conditions of the Indenture, including, but not limited to, the creation, authentication and delivery of any supplemental indenture to the Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and, when issued, duly executed and delivered and validly issued, as the case may be; and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company or the Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, as applicable.
Based on and subject to the foregoing, we are of the opinion that:
1.    When (a) the applicable Debt Securities and any Guarantees have been duly authorized by the Company and each Guarantor; (b) the final terms of the applicable Debt Securities and Guarantees have been duly established and approved; and (c) the applicable Debt Securities and Guarantees have been duly executed by the Company and the Guarantors, as applicable, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the

Thompson Creek Metals Company Inc.
March 13, 2014

Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities and Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms.
2.    When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, if any, or other parties thereto, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.    When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    When a Stock Purchase Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Unit Agent, if any, or other parties thereto, such Stock Purchase Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
5.    When (a) the applicable Stock Purchase Units have been duly authorized by the Company; (b) the final terms of the Stock Purchase Units have been duly established and approved; and (c) the applicable Stock Purchase Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
The foregoing opinions are subject to the following exclusions and qualifications:
(a)    Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating

Thompson Creek Metals Company Inc.
March 13, 2014

to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.
(b)    We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.
(c)    We do not express any opinions herein concerning any laws other than the laws of the State of New York and the State of Colorado, and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,
/s/ PERKINS COIE LLP